As filed with the Securities and Exchange Commission
                            on May 21, 1998                        File No.

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                      Form
                                      S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            BANKAMERICA CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                94-1681731
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)              Identification No.)

                             Bank of America Center
                             555 California Street
                        San Francisco, California 94104
                    (Address of principal executive offices)

                        Take Ownership! The BankAmerica
                          Global Stock Option Program
                            (Full title of the plan)

                                 Cheryl Sorokin
                            BankAmerica Corporation
                             Bank of America Center
                             555 California Street
                        San Francisco, California 94104
                            Telephone: 415/622-3530
                      (Name, Address and Telephone Number
                              of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed    Proposed
                                        maximum     maximum
                                        offerring   aggregate
Title of securities   Amount to be      price per   offering    Amount of
to be registered      registered(1)     share(2)    price(2)    registration fee
--------------------------------------------------------------------------------
Common Stock,
$1.5625
par value          10,666,960 shares   $82.9375    $884,690,995   $260,983.84

================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an additional indeterminate number of shares which by reason of certain events specified in the program may become subject to the program.

(2) In accordance with Rule 457(h), the offering price per share of common stock is the price at which the stock options and stock appreciation rights awarded on May 19, 1998 under the program may be exercised.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         Pursuant to General Instruction E to Form S-8, BankAmerica  Corporation
incorporates  by  reference  (a)  the  contents  of  BankAmerica   Corporation's
Registration Statement on Form S-8 (File No. 333-16477) as filed with the Securities and Exchange Commission ("SEC") on November 20, 1996, and (b) the description of the common stock set forth in the Registration Statement as filed with the SEC on Form 8-A dated May 25, 1976 (as amended by Forms 8 dated June 14, 1976, August 18, 1976 and September 10, 1976), except as any of the foregoing may be modified by the information set forth herein. This Registration Statement is being filed to register 10,666,960 additional shares of BankAmerica Corporation common stock in respect of stock options and stock appreciation rights awarded on May 19, 1998 under Take Ownership!
The BankAmerica Global Stock Option Program.

Item 8.  Exhibits.
         --------

Exhibit
Number       Exhibit Description
-------      -------------------
  5          Opinion of Counsel

 23.1        Consent of Independent Auditors, Ernst & Young LLP

 23.2        Consent of Independent Accountants, Price Waterhouse LLP

 23.3        Consent of Counsel (included in Exhibit 5)

 24          Powers of Attorney

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and the State of California, on this 21st day of May, 1998.

                                   BANKAMERICA CORPORATION
                                       (Registrant)

                                   By:    /s/ JAMES S. WESTFALL
                                   --------------------------------
                                              James S. Westfall
                                              Senior Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 21st day of May, 1998 by the following persons in the capacities indicated.

Signature                          Title
---------                          -----

Principal Executive Officer:

*David A. Coulter                  Chairman of the Board and Chief
                                      Executive Officer

Principal Financial Officer:

*Michael E. O'Neill                Vice Chairman and
                                      Chief Financial Officer

Principal Accounting Officer:

*John J. Higgins                   Executive Vice President and
                                      Chief Accounting Officer


DIRECTORS:

(A Majority of the Members of the Board
of Directors:)

         *JOSEPH F. ALIBRANDI                Director
         *PETER B. BEDFORD                   Director
         *RICHARD A. CLARKE                  Director
         *DAVID A. COULTER                   Director
         *TIMM F. CRULL                      Director
         *KATHLEEN FELDSTEIN                 Director
         *DONALD E. GUINN                    Director
         *FRANK L. HOPE, JR.                 Director
         *WALTER E. MASSEY                   Director
         *JOHN M. RICHMAN                    Director
         *RICHARD M. ROSENBERG               Director
         *A. MICHAEL SPENCE                  Director
         *SOLOMON D. TRUJILLO                Director




*By:  /s/  WILLIE C. BOGAN
      --------------------------------------
           Willie C. Bogan, Attorney-in-Fact

Dated: May 21, 1998

                               INDEX TO EXHIBITS

Exhibit
Number                  Exhibit Description
-------                 -------------------

 5                      Opinion of Counsel

 23.1                   Consent of Independent Auditors, Ernst & Young LLP

 23.2                   Consent of Independent Accountants, Price Waterhouse LLP

 23.3                   Consent of Counsel (included in Exhibit 5)

 24                     Powers of Attorney